701 North Haven Ave., Suite 350
Ontario, CA 91764
(909) 980-4030

Press Release
For Immediate Release

Contact:  Christopher D. Myers
     President and CEO
     (909) 980-4030

CVB Financial Corp. Reports Second Quarter Earnings

Ontario, CA, July 19, 2007-CVB Financial Corp. (NASDAQ:CVBF) and its subsidiary, Citizens Business Bank (“the Company”), announced the results for the second quarter of 2007.

Net Income

CVB Financial Corp. reported net income of $15.9 million for the second quarter ending June 30, 2007. This represents a decrease of $3.1 million, or 16.19%, when compared with $18.9 million in net earnings reported for the second quarter of 2006. Diluted earnings per share were $0.19 for the second quarter of 2007. This was down $0.03, or 14.73%, when compared with earnings per share of $0.22 for the second quarter of 2006. These per share amounts have been adjusted to reflect a 10% stock dividend declared in December of 2006.

Net income for the second quarter of 2007 produced a return on beginning equity of 16.15%, a return on average equity of 15.86% and a return on average assets of 1.06%. The efficiency ratio for the second quarter was 54.36%, and operating expenses as a percentage of average assets were 1.66%.

Net income for the six months ending June 30, 2007 was $31.0 million. This represents a decrease of $6.1 million, or 16.48%, when compared with net earnings of $37.2 million for the same period of 2006. Diluted earnings per share were $0.37. This was down $0.07, or 15.82%, from diluted earnings per share of $0.44 for the same period last year.

Net income for the six months ending June 30, 2007 produced a return on beginning equity of 16.07%, a return on average equity of 15.62% and a return on average assets of 1.04%. The efficiency ratio for the six-month period was 54.31%, and operating expenses as a percentage of average assets was 1.70%.

Net Interest Income and Net Interest Margin

Net interest income totaled $38.1 million for the second quarter of 2007. This represented a decrease of $4.2 million, or 9.82%, from net interest income of $42.3 million for the second quarter of 2006. This decrease resulted from a $6.7 million increase in interest income, offset by an $11.7 million increase in interest expense and a $900,000 decrease in the provision for credit losses. Net interest income before the provision for credit losses decreased $5.1 million, or 11.70%, in the second quarter of 2007. The increases in interest income were primarily due to the growth in average earning assets and an increase in interest rates. The increases in interest expense were due to the increase in the cost of interest bearing deposits and borrowed funds caused by deposit and borrowing instruments repricing at higher rates this year.

The net interest margin (tax equivalent) declined from 3.48% for the second quarter of 2006 to 2.91% for the second quarter of 2007. Total average earning asset yields have increased from 6.02% for the second quarter of 2006 to 6.12% for the second quarter of 2007. The cost of funds has increased from 3.47% for the second quarter of 2006 to 4.21% for the second quarter of 2007. The decline in net interest margin is due to the cost of interest-bearing liabilities rising faster than the increase in yields on earning assets.

Net interest income totaled $77.9 million for the six months ending June 30, 2007. This represents a decrease of $7.9 million, or 9.20%, from the net interest income of $85.8 million for the same period in 2006. This decrease resulted from an $18.8 million increase in interest income, which was offset by a $27.8 million increase in interest expense and a $1.2 million decrease in the provision for credit losses. Net interest income before the provision for credit losses decreased $9.0 million, or 10.40%, for the first six months of 2007. The increases in interest income were primarily due to the growth in average earning assets and an increase in interest rates. The increases in interest expense were due to the increases in interest rates on deposits and borrowed funds.

The net interest margin (tax equivalent) decreased from 3.47% for the first six months of 2006 to 2.97% for the first six months of 2007. Total average earning asset yields have increased from 5.86% for the first six months of 2006 to 6.15% for the first six months of 2007. The cost of funds has increased from 3.29% for the first six months of 2006 to 4.18% for the first six months of 2007.

The credit quality of the loan portfolio continues to be strong. The allowance for credit losses increased from $25.6 million as of June 30, 2006 to $30.2 million as of June 30, 2007. This increase was due to the provision for credit losses of $1.9 million in the second half of 2006 and the addition of $2.7 million from the acquisition of First Coastal Bank in June, 2007. During the first six months of 2007, the Company experienced net charge-offs of $164,000. No additional provision for credit losses was made in 2007, thus far. During the first six months of 2006, the Company had net recoveries of $1.3 million and a provision for credit losses of $1.2 million. The allowance for credit losses was 0.92% and 0.90% of the total loans and leases outstanding as of June 30, 2007 and 2006, respectively.

Balance Sheet

The Company reported total assets of $6.14 billion at June 30, 2007. This represented an increase of $184.6 million, or 3.10%, over total assets of $5.95 billion on June 30, 2006. Earning assets totaling $5.70 billion were up $140.8 million, or 2.53%, when compared with earning assets of $5.56 billion as of June 30, 2006. Total deposits were $3.51 billion as of June 30, 2007. This represents a decrease of $84.1 million, or 2.34%, from $3.59 billion at June 30, 2006. The Company has $1.34 billion, or 38.21%, of its deposits in non-interest bearing demand deposits. Gross loans and leases totaled $3.30 billion at June 30, 2007. This represents an increase of $464.1 million, or 16.35%, when compared with gross loans and leases of $2.84 billion at June 30, 2006.

Total assets of $6.14 billion as of June 30, 2007 reflect an increase of $42.8 million, or 0.70%, over total assets of $6.09 billion on December 31, 2006. Earning assets of $5.70 billion were comparable to total earning assets at December 31, 2006. Total deposits of $3.51 billion at June 30, 2007 increased $101.9 million, or 2.99%, when compared with total deposits of $3.41 billion at December 31, 2006. Gross loans and leases of $3.30 billion increased $233.1 million, or 7.59%, from $3.07 billion at December 31, 2006.

Investment Securities

Investment securities totaled $2.35 billion as of June 30, 2007. This represents a decrease of $330.6 million, or 12.36%, when compared with the $2.68 billion in securities at June 30, 2006. It represents a decrease of $238.4 million, or 9.23%, when compared with $2.58 billion in investment securities at December 31, 2006. The Company is utilizing the monthly cash flow from investments to pay down borrowings or fund new loans. This is in keeping with their plan to reduce the size of the investment portfolio.

Financial Advisory Services

The Financial Advisory Services Group has over $2.6 billion in assets under administration. They provide trust, investment and brokerage related services, as well as financial, estate and business succession planning.

Loan and Lease Quality

CVB Financial Corp. reported $806,000 in non-performing assets as of June 30, 2007. This consisted of one loan from the First Coastal Bank acquisition. Subsequent to June 30, 2007, this loan was paid off. There were no non-performing assets as of December 31, 2006. The allowance for credit losses was $30.2 million as of June 30, 2007. This represents 0.92% of gross loans and leases. It compares with an allowance for credit losses of $27.7 million, or 0.90%, of gross loans and leases on December 31, 2006. The increase was primarily due to the addition of $2.7 million from the acquisition of First Coastal Bank in June, 2007, offset by loan net charge-offs of $164,000 during the first six months of 2007.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California. It serves 39 cities with 44 business financial centers in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California. Its leasing division, Golden West Financial Services, provides vehicle leasing, equipment leasing and real estate loan services.

U.S. Banker Magazine named Citizens Business Bank the “Top Business Bank” in the nation in their January 2007 issue. The Bank was also recognized for having the fifteenth highest return on equity in the nation at 20.88%.

For the fourth consecutive year, CVB Financial Corp. received the KBW Honor Roll award at the Annual Community Bank Investor Conference hosted by Keefe, Bruyette & Woods, Inc. in New York on August 1 — 2, 2006. The Company was also recognized as a SmAll-Star by Sandler O’Neill, and named to the FPK Honor Roll by Fox-Pitt, Kelton.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the CVB Investor tab.

Safe Harbor

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plan and expectations regarding future operating results.  These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, the impact of changes in interest rates, a decline in economic conditions, adverse changes resulting from natural and manmade disasters, effects of government regulation and increased competition among financial services providers and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2006, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.

_________________

CVB FINANCIAL CORP. CONSOLIDATED BALANCE SHEET (unaudited) dollars in thousands
	June 30,		December 31,
	2007	2006	2006
Assets:
Investment Securities available-for-sale	$2,344,537	$2,675,165	$2,582,902
Interest-bearing balances due from depository institutions	3,070	99	--
Investment in stock of Federal Home Loan Bank (FHLB)	83,392	74,441	78,866
Loans and lease finance receivables	3,303,273	2,839,145	3,070,196
Less allowance for credit losses	(30,244)	(25,620)	(27,737)

Net loans and lease finance receivables	3,273,029	2,813,525	3,042,459

Total earning assets	5,704,028	5,563,230	5,704,227
Cash and due from banks	142,699	143,212	146,411
Premises and equipment, net	46,391	43,862	44,963
Intangibles	8,944	11,297	10,121
Goodwill	60,357	31,531	31,531
Cash value of life insurance	101,222	73,282	99,861
Other assets	73,402	86,005	57,148

TOTAL	$6,137,043	$5,952,419	$6,094,262

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Demand Deposits (noninterest-bearing)	$1,340,768	$1,367,015	1,363,411
Investment Checking	334,229	299,393	318,431
Savings/MMDA	912,001	910,083	896,988
Time Deposits	921,756	1,016,362	827,978

Total Deposits	3,508,754	3,592,853	3,406,808
Demand Note to U.S. Treasury	4,754	4,462	7,245
Repurchase Agreements	507,202	250,000	344,350
Borrowings	1,561,000	1,496,000	1,794,900
Junior Subordinated Debentures	115,859	108,250	108,250
Other liabilities	42,640	162,600	43,370

Total Liabilities	5,740,209	5,614,165	5,704,923
Stockholders' equity:
Stockholders' equity	422,167	380,564	402,560
Accumulated other comprehensive income
(loss), net of tax	(25,333)	(42,310)	(13,221)

	396,834	338,254	389,339

TOTAL	$6,137,043	$5,952,419	$6,094,262

CVB FINANCIAL CORP. CONSOLIDATED AVERAGE BALANCE SHEET (unaudited) dollars in thousands
	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Assets:
Investment securities available-for-sale	$2,404,257	$2,417,985	$2,457,960	$2,404,090
Interest-bearing balances due from depository institutions	155	2,745	299	3,701
Investment in stock of Federal Home Loan Bank (FHLB)	81,657	73,541	80,853	72,426
Loans and lease finance receivables	3,145,131	2,767,014	3,102,396	2,710,070
Less allowance for credit losses	(27,856)	(24,424)	(27,788)	(23,865)

Net loans and lease finance receivables	3,117,275	2,742,590	3,074,608	2,686,205

Total earning assets	5,603,344	5,236,861	5,613,720	5,166,422
Cash and due from banks	122,164	125,323	123,289	127,045
Premises and equipment, net	46,017	43,019	45,746	41,844
Intangibles	9,175	11,527	9,468	11,820
Goodwill	31,805	31,531	31,669	31,673
Cash value of life insurance	100,891	72,871	100,548	72,456
Other assets	89,736	95,101	88,874	90,825

TOTAL	$6,003,132	$5,616,233	$6,013,314	$5,542,085

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,268,150	$1,343,664	$1,275,906	$1,365,198
Interest-bearing	2,120,022	2,155,113	2,117,099	2,108,302

Total Deposits	3,388,172	3,498,777	3,393,005	3,473,500
Other borrowings	2,062,509	1,611,443	2,070,300	1,561,480
Junior Subordinated Debentures	108,501	108,250	108,376	103,978
Other liabilities	42,883	46,109	41,084	49,625

Total Liabilities	5,602,065	5,264,579	5,612,765	5,188,583
Stockholders' equity:
Stockholders' equity	409,050	380,391	411,075	374,690
Accumulated other comprehensive income
(loss), net of tax	(7,983)	(28,737)	(10,527)	(21,188)

	401,067	351,654	400,548	353,502

TOTAL	$6,003,132	$5,616,233	$6,013,313	$5,542,085

CVB FINANCIAL CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS (unaudited) dollar amounts in thousands, except per share
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
Interest Income:
Loans, including fees	$53,726	$47,913	$106,440	$92,205
Investment securities:
Taxable	21,717	21,163	44,810	41,900
Tax-advantaged	7,305	6,807	14,536	13,052

Total investment income	29,022	27,970	59,346	54,952
Dividends from FHLB Stock	795	990	1,995	1,790
Federal funds sold & Interest-bearing CDs with other institutions	14	28	20	86

Total interest income	83,557	76,901	167,801	149,033
Interest Expense:
Deposits	17,928	16,294	35,086	29,495
Borrowings and junior subordinated debentures	27,518	17,446	54,778	32,552

Total interest expense	45,446	33,740	89,864	62,047

Net interest income before provision for credit losses	38,111	43,161	77,937	86,986
Provision for credit losses	--	900	--	1,150

Net interest income after provision for credit losses	38,111	42,261	77,937	85,836
Other Operating Income:
Service charges on deposit accounts	3,211	3,288	6,487	6,579
Financial Advisory Services	1,747	1,815	3,698	3,660
Gain/(Loss) on sale of investment securities	--	--	--	33
Other	2,638	2,988	5,309	5,548

Total other operating income	7,596	8,091	15,494	15,820
Other operating expenses:
Salaries and employee benefits	13,583	12,771	27,655	25,491
Occupancy	2,345	2,075	4,750	4,104
Equipment	1,815	1,756	3,550	3,501
Professional services	1,587	1,485	2,691	2,758
Amortization of intangible assets	588	589	1,177	1,177
Other	4,927	5,583	10,922	10,698

Total other operating expenses	24,845	24,259	50,745	47,729

Earnings before income taxes	20,862	26,093	42,686	53,927
Income taxes	5,008	7,176	11,654	16,770

Net earnings	$15,854	$18,917	$31,032	$37,157

Basic earnings per common share	$0.19	$0.22	$0.37	$0.44

Diluted earnings per common share	$0.19	$0.22	$0.37	$0.44

Cash dividends per common share	$0.085	$0.09	$0.17	$0.18

All per share information has been retroactively adjusted to reflect the 10% stock dividend declared on December 20, 2006.

CVB FINANCIAL CORP. AND SUBSIDIARIES SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Interest income - (Tax Effective)(te)	$86,012	$79,111	$172,686	$153,262
Interest Expense	45,446	33,740	89,864	62,047

Net Interest income - (te)	$40,566	$45,371	$82,822	$91,215

Return on average assets	1.06%	1.35%	1.04%	1.35%
Return on average equity	15.86%	21.58%	15.62%	21.20%
Efficiency ratio	54.36%	48.18%	54.31%	46.95%
Net interest margin (te)	2.91%	3.48%	2.97%	3.47%
Weighted average shares outstanding
Basic	83,489,680	84,142,733	83,691,851	84,124,625
Diluted	84,143,533	84,903,310	84,213,269	84,893,549
Dividends declared	$7,234	$6,885	$14,333	$13,768
Dividend payout ratio	45.63%	36.40%	46.19%	37.05%
Number of shares outstanding-EOP	84,603,880	84,150,986
Book value per share	$4.69	$4.02
	June 30,
	2007	2006

Non-performing Assets (dollar amount in thousands):
Non-accrual loans	$806	$885
Loans past due 90 days or more
and still accruing interest	--	--
Restructured loans	--	--
Other real estate owned (OREO), net	--	--

Total non-performing assets	$806	$885

Percentage of non-performing assets
to total loans outstanding and OREO	0.02%	0.03%
Percentage of non-performing
assets to total assets	0.01%	0.01%
Non-performing assets to
allowance for loan losses	2.66%	3.45%
Net Charge-off (Recovered) to Average loans	(0.08%)	(0.05%)
Allowance for Credit Losses:
Beginning Balance	$27,737	$23,204
Total Loans Charged-Off	(216)	(64)
Total Loans Recovered	52	1,330
Acquisition of First Coastal Bank	2,671	--

Net Loans Recovery (Charged-Off)	2,507	1,266
Provision Charged to Operating Expense	--	1,150

Allowance for Credit Losses at End of period	$30,244	$25,620

CVB FINANCIAL CORP. AND SUBSIDIARIES SELECTED FINANCIAL HIGHLIGHTS (in thousands, except per share data (unaudited)
Quarterly Common Stock Price
	2007		2006		2005
Quarter End	High	Low	High	Low	High	Low
March 31,	$13.38	$11.42	$15.60	$14.71	$15.49	$12.80
June 30,	$12.40	$10.63	$15.59	$13.25	$14.63	$12.36
September 30,			$14.24	$12.83	$15.93	$13.12
December 31,			$14.13	$12.83	$15.20	$12.63
Quarterly Consolidated Statements of Earnings
		2Q 2007	1Q 2007	4Q 2006	3Q 2006	2Q 2006
Interest income
Loans, including fees		$53,726	$52,714	$51,935	$50,564	$47,913
Investment securities and federal funds sold		29,831	31,530	32,687	32,441	28,988

		83,557	84,244	84,622	83,005	76,901
Interest expense
Deposits		17,928	17,158	18,783	18,903	16,294
Other borrowings		27,518	27,260	25,601	22,130	17,446

		45,446	44,418	44,384	41,033	33,740
Net interest income before provision for credit losses		38,111	39,826	40,238	41,972	43,161
Provision for credit losses		--	--	600	1,250	900

Net interest income after provision for credit losses		38,111	39,826	39,638	40,722	42,261
Non-interest income		7,596	7,898	8,567	8,871	8,091
Non-interest expenses		24,845	25,900	25,465	22,630	24,259

Earnings before income taxes		20,862	21,824	22,740	26,963	26,093
Income taxes		5,008	6,646	6,446	8,508	7,176

Net earnings		$15,854	$15,178	$16,294	$18,455	$18,917

Basic earning per common share		$0.19	$0.18	$0.19	$0.22	$0.22
Diluted earnings per common share		$0.19	$0.18	$0.19	$0.22	$0.22
Cash dividends per common share		$0.085	$0.085	$0.085	$0.09	$0.09
Dividends Declared		$7,234	$7,109	$7,164	$6,891	$6,885